PART I.  FINANCIAL INFORMATION

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

       ASSETS
                                                July 31,          October 31,
                                                 1994                1993
CURRENT ASSETS
  Cash and short-term investments               $ 29,795,473     $ 30,827,007
  U.S. and Canadian government securities
    --at cost which approximates market           25,060,457       26,932,697
  Trade accounts receivable--less allowance
    of $965,000 for doubtful items                61,873,152       56,601,260
  Inventories, at the lower of cost (prin-
    cipally last-in, first-out) or market         46,686,289       43,366,594
  Prepaid expenses and other                       9,926,183        9,929,082


                    Total current assets         173,341,554      167,656,640


LONG TERM ASSETS
  Cash surrender value of life insurance           2,532,496        2,452,048
  Interest in partnership                          1,091,040        1,091,040
  Other long term assets                           4,639,344        5,171,542
  Deferred income taxes                           17,210,445       18,452,595


                                                  25,473,325       27,167,225


PROPERTIES, PLANTS AND EQUIPMENT
  Timber properties -- less depletion              3,449,675        3,289,750
  Land                                             9,586,181        9,608,526
  Buildings                                       94,805,161       86,147,800
  Machinery, equipment, etc.                     305,118,319      222,588,512
  Construction in progress                         2,259,942       64,538,771
  Less accumulated depreciation                 (197,914,125)    (183,558,486)


                                                 217,305,153      202,614,873


                                                $416,120,032     $397,438,738

See accompanying Notes to Consolidated Financial Statements

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS


  LIABILITIES AND SHAREHOLDERS' EQUITY
                                                 July 31,         October 31,
                                                  1994               1993
CURRENT LIABILITIES
  Accounts payable and accrued liabilities       $ 27,744,245    $ 22,421,718
  Current portion of long term obligations            227,898         375,605
  Accrued payrolls and employee benefits            5,684,710       5,793,717
  Accrued taxes--general                            1,676,558       1,619,749
  Taxes on income                                     755,620       1,447,636


                 Total current liabilities         36,089,031      31,658,425


LONG TERM OBLIGATIONS (interest rates from
  3.85% - 6.00%; payable to 2000)                  31,168,412      28,014,956

OTHER LONG TERM LIABILITIES                        13,261,259      13,571,752

DEFERRED INCOME TAXES                              22,440,441      19,226,893


                 Total long term liabilities       66,870,112      60,813,601



SHAREHOLDERS' EQUITY (Note 1)
  Capital stock, without par value                  9,033,988       9,033,988
    Class A Common Stock:
      Authorized 16,000,000 shares;
        issued 10,570,480 shares;
        in treasury 5,133,894 shares;
        outstanding 5,436,586 shares
    Class B Common Stock:
      Authorized and issued 8,640,000 shares;
        in treasury 1,983,613 shares;
          (1,940,267 in 1993)
        outstanding 6,656,387 shares
          (6,699,733 in 1993)

  Earnings retained for use in the business       308,776,252     298,756,926
  Cumulative translation adjustment                (4,649,351)     (2,824,202)


                                                  313,160,889     304,966,712


                                                 $416,120,032    $397,438,738

See accompanying Notes to Consolidated Financial Statements

GREIF BROS. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

                                         Three Months Ended July 31,   Nine Months Ended July 31,
                                             1994           1993           1994           1993
                                                          (Table 5)                     (Table)
Sales and other income
  Net sales                              $147,629,125   $130,761,687   $416,317,092  $389,704,630
Other income:
    Gain on sales of timber and
     timber properties                        991,684      1,134,176      2,859,790     3,697,491
    Interest, oil royalties and other       1,576,593      1,421,949      4,151,310     4,100,483


                                          150,197,402    133,317,812    423,328,192   397,502,604



Costs and expenses
  Cost of products sold                   121,603,990    111,773,889    347,966,987   328,363,778
  Selling, general and administrative      14,186,515     14,694,191     42,891,119    43,809,699
  Interest                                    456,323         40,465      1,102,732       136,109



                                          136,246,828    126,508,545    391,960,838   372,309,586

Income before income taxes                 13,950,574      6,809,267     31,367,354    25,193,018
Taxes on income                             5,250,000      2,829,864     11,750,000    10,255,948



Net income                               $  8,700,574   $  3,979,403   $ 19,617,354  $ 14,937,070



Net income per share (based on the average number of shares outstanding during the period):

  Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the re-mainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

                  Class A                        $.70           $.30          $1.49         $1.10
                  Class B                        $.74           $.34          $1.73         $1.34


     Due to the special characteristics of the Company's two classes of stock (see Note 1), earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the earnings retained for use in the business.

See accompanying Notes to Consolidated Financial Statements

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF EARNINGS RETAINED FOR USE IN THE BUSINESS



      For the nine months ended July 31,           1994              1993
Balance at October 31, as previously reported  $298,355,562      $283,250,664
Effect of restatement as required
 by SFAS #109 (see Note 5)                          401,364         1,025,620


Balance at beginning of period, as restated     298,756,926       284,276,284

Net income                                       19,617,354        14,937,070


                                                318,374,280       299,213,354


Dividends paid:
      On Class A Common Stock -- $.52
       ($.52 in 1993)                             2,827,025         2,827,025
      On Class B Common Stock -- $.76
       ($.76 in 1993)                             5,077,764         5,108,679


                                                  7,904,789         7,935,704


Stock acquired for treasury                       1,693,239           376,100


Balance at end of period                       $308,776,252      $290,901,550

See accompanying Notes to Consolidated Financial Statements

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
 For the nine months ended July 31,                     1994          1993
Cash flows from operating activities:

Net income                                         $ 19,617,354   $ 14,937,070
 Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and depletion                        15,768,634     18,615,673
   Deferred income taxes                              4,499,294        686,948
 (Increase) decrease, net of conversion:
   Trade accounts receivable                         (5,271,892)     4,924,718
   Inventories                                       (3,319,695)     5,954,902
   Prepaid expenses and other                             2,899      1,514,378
   Other long term assets                               451,750        396,258
 Increase (decrease), net of conversion:
   Accounts payable and accrued liabilities           5,322,527      2,417,281
   Accrued payrolls and employee benefits              (109,007)         7,199
   Accrued taxes - general                               56,809        (49,444)
   Taxes on income                                     (692,016)    (2,765,762)
   Other long term liabilities                         (310,493)      (479,808)


Net cash provided by operating activities            36,016,164     46,159,413


Cash flows from investing activities:

 Sales (purchases) of investments in government
   and short term securities                          1,872,240      8,169,351
 Purchase of properties, plants and equipment       (30,784,545)   (57,776,068)


Net cash used by investing activities               (28,912,305)   (49,606,717)


Cash flows from financing activities:

 Proceeds (payments) on long term debt                3,005,749     11,882,416
 Acquisition of treasury stock                       (1,693,239)      (376,100)
 Dividends paid                                      (7,904,789)    (7,935,704)


Net cash provided (used) by financing activities     (6,592,279)     3,570,612


Foreign currency translation adjustment              (1,543,114)    (1,073,430)


Net increase (decrease) in cash and short term
 investments                                         (1,031,534)      (950,122)
Cash and short term investments at beginning of
 period                                              30,827,007     35,439,549


Cash and short term investments at end of period   $ 29,795,473   $ 34,489,427

See accompanying Notes to Consolidated Financial Statements